HARVEST RESTAURANT GROUP, INC.
                         ------------------------------



                        INCENTIVE STOCK OPTION AGREEMENT
                   (Issued Under 1994 Stock Compensation Plan)
                   -------------------------------------------

     INCENTIVE STOCK OPTION AGREEMENT (the "Agreement") made this the___ day of _________ , 199_ (the "Date of Grant"), by and between HARVEST RESTAURANT GROUP, INC., a Texas corporation (the "Company"), and the undersigned employee of the Company or a subsidiary thereof (the "Employee").

                               W I T N E S E T H:
                               ------------------

     WHEREAS, the Company desires, by affording the Employee an opportunity to purchase shares of its common stock, par value one cent ($.01) per share (the "Common Stock"), to carry out the purposes of the Company's 1994 Stock Compensation Plan, (the "Plan"), which has been duly approved and adopted by its Board of Directors and Shareholders:

     NOW, THEREFORE, in consideration of the mutual covenants and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party, the parties hereto have agreed, and do hereby agree, as follows:

     1. Grant of Incentive Option. The Company grants to the Employee the right and option to purchase all or any part of an aggregate of shares of the Common Stock (such number being subject to adjustment as provided in Section 15) pursuant to the terms and conditions set forth herein (the "Incentive Option").

     2. Purchase Price. The purchase price of the shares of the Common Stock covered by the Incentive Option shall be $1.00 per share, said purchase price being one hundred percent (100%) of the fair market value per share of such shares on the Date of Grant of this Incentive Option, subject to adjustment as provided in Section 15.

     3. Term of Incentive Option. The term of the Incentive Option shall be for a period of five (5) years from the date hereof, subject to earlier termination as provided in Section 12.

     4. Time of Exercise of Incentive Option. Except as otherwise stated herein, the Incentive Option may be exercised, at any time during the period as specified in attachment (A) to the Incentive Option and terminating five (5) years after the Date of Grant, as to any part or all of the number of shares of the common stock covered by the Incentive Option, subject to adjustment as provided in Section 15; provided that, except as otherwise provided in Sections 5, 13 or 14, the Incentive Option may not be exercisable at any time by the Employee unless the Employee shall have been in continuous employ of the Company or a Subsidiary (as hereinafter defined) from the date hereof to the date of the exercise of the Incentive Option. For purposes of this Agreement, the term "Subsidiary" shall mean a corporation of which capital stock possessing fifty percent (50%) or more of the total combined voting power of all classes of its outstanding capital stock entitled to vote generally in the election of directors is owned in the aggregate by the Company directly or indirectly through one or more Subsidiaries.



INCENTIVE STOCK OPTION AGREEMENT - Page 1

     5. Acceleration and Exercise Upon Change of Control. Notwithstanding the provisions of Section 4 hereof, the exercise period set forth in Section 4 hereof shall be accelerated upon the occurrence of a Change of Control (as hereinafter defined) of the Company, or a threatened Change of Control of the Company, so that the Incentive Option shall thereupon become exercisable immediately in part or in its entirety by the Employee, as the Employee shall elect, subject to the condition that no Incentive Option shall be exercisable after the expiration of the term of the Incentive Option. For the purposes of this Agreement, a "Change of Control" shall be deemed to have occurred if:

          (a) Any "person", including a "group" as determined in accordance with
     Section 13(d)(3) of the Securities Exchange Act of 1934 and the Rules and Regulations promulgated thereunder, is or becomes, through one or a series of related transactions or through one or more intermediaries, the beneficial owner, directly or indirectly, of securities of the Company representing 25 % or more of the combined voting power of the Company's then outstanding securities, other than a person who is such a beneficial owner on the effective date of the Plan and any affiliate of such person;

          (b) As a result of, or in connection with, any tender offer or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions (a "Transaction"), the persons who were Directors of the Company before the Transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company;

          (c) Following the Date of Grant, the Company is merged or consolidated with another corporation and as a result of such merger or consolidation less than 40% of the outstanding voting securities of the surviving or resulting corporation shall then be owned in the aggregate by the former shareholders of the Company, other than (i) any party to such merger or consolidation, or (ii) any affiliates of any such party;

          (d) A tender offer or exchange offer is made and consummated for the ownership of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding voting securities; or

          (e) The Company transfers more than 50% of its assets, or the last of a series of transfers result in the transfer of more than 50% of the assets of the Company, to another corporation that is not a wholly-owned corporation of the Company. For purposes of this subsection 5(e), the determination of what constitutes more than 50% of the assets of the Company shall be determined based on the sum of the values attributed to
     (i) the Company's real properties as determined by an independent appraisal thereof and (ii) the net book value of all other assets of the Company, each taken as of the date of the Transaction involved.

In addition, upon a Change of Control, any Incentive Options previously granted under the Plan to the Employee to the extent not already exercised may be exercised in whole or in part either immediately or at any time during, the term of the Incentive Option as the Employee shall elect.


INCENTIVE STOCK OPTION AGREEMENT - Page 2

     6. Method of Exercising Incentive Option. Subject to the terms and conditions of this Agreement and the Plan, the Incentive Option may be exercised by written notice to the Company at its principal place of business. Such notice shall state the election to exercise the Incentive Option, the number of full shares in respect of which it is being exercised, shall be signed by the person or persons so exercising the Incentive Option, and shall contain the warranty, if any, required by Section 7(b) hereof. Such notice shall be accompanied by payment of the fall purchase price of such shares and by this Agreement. The Company shall deliver a certificate or certificates representing such shares as soon as practicable after the aforesaid notice and payment of such shares shall be received, except as otherwise provided in Section 7(d) hereof. The certificate or certificates for the shares as to which the Incentive Option shall have been so exercised shall be registered in the name of the person or persons so exercising, the Incentive Option, or, if the Incentive Option shall be exercised by the Employee and if the Employee shall so request in the notice exercising the Incentive Option, shall be registered in the name of the Employee and another person jointly with right of survivorship, and shall be delivered as provided above to or upon the written order of the person or persons exercising the Incentive Option. In the event the Incentive Option shall be exercised, pursuant to Section 13 or Section 14 hereof, by any person or persons other than the Employee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the Incentive Option. All shares that shall be purchased upon the exercise of the Incentive Option as provided herein shall be fully paid and non-assessable, In the event the Incentive Option shall not be exercised in full, the Secretary of the Company shall endorse or cause to. be endorsed on this Agreement the number of shares which has been exercised hereunder, the number of shares that remain exercisable hereunder, and return this Agreement to the holder hereof.

     7.  Limitation  on  Exercise  of  Incentive   Option  and  Compliance  with
Securities Laws.

          (a) Limitation on Exercise. The Incentive Option is subject to the requirement that, if at any time the Board of Directors of the Company shall determine, in its sole discretion, that the listing, registration, or qualification of the shares of Common Stock subject to the Incentive Option upon any securities exchange or under any state or Federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of the Incentive Option or the issue or purchase of shares under the Incentive Option, the Incentive Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors of the Company. The Company agrees that it will use its best efforts to effect or obtain promptly any such listing, registration, qualification, consent or approval. The Committee shall have the right to impose such restrictions and limitations as it may deem advisable upon the exercise of this Incentive Option in order to satisfy any such regulatory requirements.

          (b) Investment Representation. Without limiting the generality of the provisions of Section 7(a) hereof, if and to the extent that the issuance of the shares of Common Stock pursuant to the exercise of the Incentive Option is deemed by the Board of Directors of the Company to be subject to the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities or "blue sky" laws, unless the shares of Common Stock to be issued upon the exercise of the Incentive Option shall have been effectively registered under the Securities Act, the Company shall be


INCENTIVE STOCK OPTION AGREEMENT - Page 3
     under no obligation to issue the shares of Common Stock covered by the exercise of the Incentive Option unless and until the Company receives an investment representation agreement in form acceptable to the Company and its counsel, which investment representation agreement shall have been duly executed by the Employee and which shall contain the following representations and warranties of the Employee: (i) the Employee is acquiring the shares of Common Stock covered by the exercise of the Incentive Option for investment purposes only, for the Employee's own account and not with a view toward resale or other distribution thereof,
     (ii) the Employee is financially able to bear the economic risks of an investment in the Company, (iii) the Employee has received no solicitation whatever regarding investment in the Company, (iv) the Employee is knowledgeable and experienced with respect to stock investments in general and with respect to investments of a nature similar to an investment in the Company, and by reason of such knowledge and experience is capable of evaluating the merits and risks of, and making an informed business decision with regard to, an investment in the Company, (v) the Employee, prior to exercising the Incentive Option, has received all the information that the Employee deemed necessary to make an informed investment decision with respect to an investment in the Company, and (vi) the Employee understands that the shares of Common Stock issued upon exercise of the Incentive Option must be. held indefinitely unless such shares are registered under the Securities Act or an exemption from such registration is available.

          (c) Restrictive Legend on Stock Certificate. The Employee, acknowledges that, unless the shares of Common Stock issuable upon exercise of the Incentive Option have been registered under the Securities Act, the Company will place a legend on the certificate evidencing such Common Stock restricting the transfer thereof, which legend shall be substantially as follows:

          THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AIMENDED, OR ANY APPLICABLE STATE SECURITIES LAW BUT HAVE BEEN ACQUIRED FOR THE PRIVATE INVESTMENT OF THE HOLDER HEREOF AND MAY INOT BE OFFERED, SOLD OR
          TRANSFERRED UNTIL EITHER (i) A REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT OR SUCH APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (ii) THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY AND ITS COUNSEL THAT REGISTRATION UNDER SUCH SECURITIES ACT OR SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED OFFER, SALE OR TRANSFER.

          (d) Delay in Issuance of Shares. The Company shall have no obligation to issue a certificate to the Employ-,-, evidencing ownership of the shares of Common Stock covered by the exercise of the Incentive Option until such time as the Employee has complied with or satisfied all of the applicable provisions of this Agreement and the Plan, and the Company may delay the issuance of a certificate to the Employee evidencing such shares without liability to the Employee until the Employee has complied with or satisfied all of the applicable provisions of this Agreement and the Plan.


INCENTIVE STOCK OPTION AGREEMENT - Page 4

     8. Medium and Time of Pa3mLent. The purchase price of the shares as to which the Incentive Option shall be exercised shall be paid in full, at the time of exercise, either (i) in cash to the Company, (ii) by tendering to the Company shares of the Company's Common Stock having a fair market value (as of the date of receipt of such shares by the Company) equal to the purchase price for the number of shares of Common Stock purchased, or (iii) partly 'in cash and partly in shares of the Company's Common Stock valued at fair market value as of the date of receipt of such shares by the Company.

     9. Rights as a Shareholder. The holder of the Incentive Option shall have no rights as a shareholder of the Company with respect to the shares covered by the Incentive Option until the due exercise of the Incentive Option and the date of the issuance of one or more stock certificates to the holder for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 15 hereof.

     10. Non-transferability. The Incentive Option shall not be transferable otherwise than by Will or the laws of descent and distribution, and the Incentive Option may be exercised, during the lifetime of the Employee, only by the Employee or by the Employee's court appointed guardian as set forth in
Section 14 hereof. More particularly (but without limiting, the generality of the foregoing), the Incentive Option may not be assigned, transferred (except as provided above), pledged, or hypothecated in any way, shall not be assignable by operation of law and shall not be subject to execution attachment, or similar process. Any attempted assignment, transfer, pledge, hypothecation, or other disposition of the Incentive Option contrary to the provisions hereof, and the levy of any execution, attachment, or similar process upon the Incentive Option, shall be null and void and without effect and shall teammate the Incentive Option.

     11. Service to Company or Subsidiary. In consideration of the granting, of the Incentive Option and regardless of whether or not the Incentive Option shall be exercised, the Employee agrees to remain 'in the employ of the Company or a Subsidiary for a period of at least one (1) year from the date hereof and, during such employment, the Employee shall devote such time, energy and slag to the service of the Company or a Subsidiary as may be required by the Board of Directors thereof, subject to vacations, sick leaves and other approved absences and the provisions of any written employment agreement between the Company or Subsidiary and the Employee. Such employment, subject to the provisions of any written employment agreement between the Company or Subsidiary and the Employee, shall be at the pleasure of the Board of Directors of the Company or Subsidiary and at such compensation as the Board of Directors of the Company or Subsidiary, as appropriate, shall reasonably determine. Notwithstanding the preceding, nothing, in this Agreement shall be construed as constituting a commitment, guarantee, arrangement or understanding of any land or nature that the Company or a Subsidiary will continue to employ or retain the Employee in any capacity, nor shall this Agreement affect in any way the right of the Company or a Subsidiary to terminate the employment, association, designation or official capacity, if any, of the Employee at any time with or without cause.

     12. Termination of Employment. The Incentive Option (and any other Incentive Option or Incentive Options, held by the Employee under the Plan to the extent not previously exercised) shall terminate after 90 days from termination as an employee of the Company or a Subsidiary. (otherwise than by reason of death, disability or change of company control as defined in section


INCENTIVE STOCK OPTION AGREEMENT Page 5

5). So long as the Employee shall continue to be an employee of the Company or Subsidiary, the Incentive Option shall not be affected by any change of duties or position.

     13. Death of Employee. If the Employee shall die while employed by the Company or Subsidiary, the Incentive Option may be exercised (to the extent that the Employee shall have been entitled to do so at the date of the Employee's death) by a legatee or legatees of the Employee under the Employee's duly probated Last Will and Testament, or by the Employee's duly appointed personal representative, at any time within ninety (90) days after the death of the Employee, subject to the condition that no Incentive Option may be exercised after ten (10) years from the Date of Grant.

     14. Disability of Employee. If the Employee's employment by the Company or a Subsidiary is terminated by reason of the Disability (as hereinafter defined) of the Employee, the Incentive Option may be exercised (to the extent that the Employee shall have been entitled to do so at the date the Employee's employment position with the Company or a Subsidiary was terminated due to the Disability of the Employee) by the Employee or the Employee's court appointed guardian at any time within ninety (90) days after the Employee ceased to be an employee of the Company or a Subsidiary, subject to the condition that no Incentive Option may be exercised after ten (10) years from the Date of Grant. For purposes of this Agreement, the term "Disability" shall mean the inability of the Employee to fulfill the Employee's obligations to the Company or Subsidiary by reason of any physical or mental impairment which can be expected to result in death or which has endured or can be expected to endure for a continuous period of not less than twelve (12) months as determined by a physician acceptable to the Compensation Committee of the Board of Directors of the Company appointed and designated to administer the Plan (the "Committee") in its sole discretion.

     15. Adjustments upon Changes in Capitalization. The number of shares of Common Stock covered by the Incentive Option, and the price per share thereof in such Incentive Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Company resulting from a subdivision or consolidation of shares or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company.

     In the event the Company shall be the surviving corporation in any merger or consolidation, the Incentive Option shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to the Incentive Option would have been entitled. A dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving corporation, shall cause the Incentive Option to terminate as of a date to be fixed by the Committee (which date shall be as of or prior to the effective date of any such dissolution or liquidation or merger or consolidation); provided, that not less than thirty (30) days written notice of the date so fixed as such termination date shall be given to the Employee, and the Employee shall, in such event, have the right, during the said period of thirty (30) days preceding such termination date, to exercise the Incentive Option in whole or in part in the manner set forth in the Plan and above,

     To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments, if any, shall be appropriately made by the Committee appointed and designated by the Board Of Directors of the Company, as provided in the Plan, whose determination in that respect shall be final, binding and conclusive. The Company shall give timely notice of any adjustments made to the Employee.



INCENTIVE STOCK OPTION AGREEMENT - Page 6

     Except as hereinabove expressly provided in this Section 15, the Employee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, or consolidation or spin-off of assets or stock of another corporation, and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to the Incentive Option.

     Without limiting the generality of the foregoing, no adjustment shall be made with respect to the number or price of shares subject to the Incentive Option upon the occurrence of any of the following events:

          (a) The grant or exercise of any other options which may be granted or exercised under any qualified or nonqualified stock option plan or under any other employee, benefit plan of the Company whether or not such options were outstanding on the Date of Grant of the Incentive Option or thereafter granted;

          (b) The sale of any shares of Common Stock in the Company's initial or any subsequent public offering,, including, without limitation, shares sold upon the exercise of any over-allotment option granted to the underwriter in connection with such offering;

          (c) The issuance, sale or exercise of any warrants to purchase shares of Common Stock whether or not such warrants were outstanding on the Date of Grant of the Incentive Option or thereafter issued;

          (d) The issuance or sale of rights, promissory notes or other securities convertible into shares of Common Stock in accordance with the terms of such securities ("Convertible Securities") whether or not such Convertible Securities were outstanding on the Date of Grant of the Incentive Option or were thereafter issued or sold;

          (e) The issuance or sale of Common Stock upon conversion or exchange of any Convertible Securities, whether or not any adjustment in the purchase price was made or required to be made upon the issuance or sale of such Convertible Securities and whether or not such Convertible Securities were outstanding on the Date of Grant of the Incentive Option or were thereafter issued or sold; or

          Upon any amendment to or chance in the terms of any rights or warrants to subscribe for or purchase, or options for the purchase of, Common Stock or Convertible Securities or in the terms of any Convertible Securities, including, but not limited to, any extension of any expiration date of any




INCENTIVE STOCK OPTION AGREEMENT - Page 7
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     such right, warrant or option, any change in any exercise or purchase price provided for in any such right, warrant or option, any extension of any date through which any Convertible Securities are convertible into or exchangeable for Common Stock or any change in the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock.

     16. No Obligation to Exercise. The granting of the Incentive Option hereof shall impose no obligation upon the Employee to exercise such Incentive Option.

     17. Withholding. Whenever the Employee shall recognize compensation income as a result of the exercise of any Incentive Option granted hereunder, the Employee shall remit in cash to the Company or Subsidiary the minimum amount of federal income and employment tax withholding which the Company or Subsidiary is required to remit to the Internal Revenue Service in accordance with the then applicable provisions of the Internal Revenue Code of 1986, as amended. The full amount of such withholding shall be paid by the Employee simultaneously with the award or exercise of an Incentive Option.

     18. Stock Appreciation Rights. In the event the Employee receives an alternate stock appreciation right ("SAR") with respect to each share of Common Stock covered by this Incentive Option permitting the Employee to be paid the appreciation on the Incentive Option in lieu of exercising the Incentive Option, the exercise of any such SAR shall cancel and terminate the right to purchase an equal number of shares covered by this Incentive Option.

     19. The Plan. Notwithstanding the terms and provisions hereof, this Incentive Option is subject in all respects to the terms and conditions of the Plan, reference to which Plan is hereby made for all put-poses. In the event of any conflict between the terms of this Incentive Option and the terms of the Plan, the terms of the Plan shall govern. By acceptance hereof, the Employee acknowledges receipt of a copy of the Plan and recognizes and agrees that all determinations, interpretations or other actions respecting the Plan ma be made by the Committee, and that such determinations, interpretations or other actions are final, conclusive and binding, upon all parties, including Employee.

     20. Reservation of Stock. The Company shall at all times during, the term of the Incentive Option reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Agreement, shall pay all original issue and transfer taxes with respect to the issue and transfer of shares pursuant hereto and all other fees and expenses necessarily incurred by the Company in connection therewith, and will from time to time use its best efforts to comply with all laws and regulations which, in the opinion of counsel for the Company, shall be applicable.

     21. General. This Agreement may not be modified, altered, amended, or terminated except by the written agreement of all of the par-ties. If a court of competent jurisdiction deter-mines that any provision contained in this Agreement is void, illegal or unenforceable, the other provisions shall remain in full force and effect and the provision held to be void, illegal or unenforceable shall be limited so that it shall remain in effect to the extent permissible by law. The parties agree to perform all acts and execute all instruments necessary or appropriate to carry out the terms of this Agreement. This Agreement is made and is performable in Bexar County, Texas, and shall be governed by the laws of the State of Texas. This Agreement and the Plan set forth the entire understanding of the parties with respect to the purchase and sale of the shares of the Common Stock pursuant to a stock option and supersedes


INCENTIVE STOCK OPTION AGREEMENT - Page 8 all prior representations, understandings and agreements, oral or written, made between the parties effecting the stock of the Company to be issued pursuant to the Plan and this Agreement (other than any Incentive Options previously issued to the Employee pursuant to the Plan) and all such prior representations, understandings and agreements are hereby terminated. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                      CLUCKCORP INTERNATIONAL, INC.



                                      By: ___________________________________
                                          WILLIAM J. GALLAGHER,
                                          Chairman of the Board


                                          EMPLOYEE:


                                          ___________________________________




INCENTIVE STOCK OPTION AGREEMENT - Page 9